UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 16, 2024

TrueCar, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36449	04-3807511
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 Santa Monica Blvd, 12th Floor
Santa Monica, California 90401
(Address of principal executive offices, including zip code)

(800) 200-2000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TRUE	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
    Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Jill Angel as Chief Operating Officer

On August 16, 2024, TrueCar, Inc. (the “Company”) announced that it had appointed Jill Angel as its Chief Operating Officer effective as of the same date.

Ms. Angel, age 53, previously served as the Company’s Chief People Officer & Operations beginning in August 2023 and joined the Company in April 2022 as Chief People Officer. Before joining the Company, Ms. Angel was Executive Vice President of People at Leaf Group, Ltd., a diversified Internet, media and e-commerce company, from November 2015 to April 2022. Prior to Leaf Group, she was Vice President of Operations at Saatchi Art, an online art gallery subsequently acquired by Leaf Group, from April 2012 to March 2015. Prior to that, she held various e-commerce, operations, customer service and finance roles across the technology, e-commerce and logistics industries. Ms. Angel holds a B.A. in Business Management from the University of Phoenix.

Other than the Employment Agreement (as defined below), there are no arrangements or understandings between Ms. Angel and any other person pursuant to which she was selected as Chief Operating Officer. There are no family relationships between Ms. Angel and any director or executive officer of the Company and Ms. Angel has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

Employment Agreement with Ms. Angel

In connection with her appointment as Chief People Officer when Ms. Angel joined the Company in 2022, the Company entered into an employment agreement (the “Employment Agreement”) with Ms. Angel on March 10, 2022. The Employment Agreement was amended on August 16, 2024 to account for Ms. Angel’s updated title of Chief Operating Officer. Under the terms of the Employment Agreement, Ms. Angel’s employment with the Company is on an at-will basis. She is paid a base salary of $400,000, less applicable tax withholdings and subject to review and adjustment based upon the Company’s normal performance review practices, and she is eligible for a discretionary bonus targeted at 50% of her base salary. Additionally, the Company may, in its discretion, grant additional discretionary bonus amounts to Ms. Angel from time to time. Ms. Angel’s compensation was not modified in connection with her appointment as Chief Operating Officer. The Employment Agreement provides that Ms. Angel is eligible to participate in the benefits programs generally available to employees of the Company on the same terms as other similarly-situated employees.

The Employment Agreement also provided that at the first meeting of the Compensation and Workforce Committee (the “Compensation Committee”) of the Company’s Board of Directors (the “Board”) after the start of Ms. Angel’s employment with the Company, the Company would recommend that the Compensation Committee grant her an award of restricted stock units of the Company (“RSUs”) covering shares of the Company’s common stock with an aggregate grant date fair value of $400,000 (the “RSU Grant”) pursuant to a Company equity incentive plan and an award agreement. The Compensation Committee approved the RSU grant on April 18, 2022 (the “Grant Date”). The RSU Grant vests in approximately equal quarterly installments over 16 quarters, with vesting beginning on the six-month anniversary of the 15th day of the month including the Grant Date. Continued vesting of the RSU Grant is subject to Ms. Angel’s continued service with the Company through each vesting date. Additionally, the Employment Agreement provided that at the first meeting of the Compensation Committee after the start of Ms. Angel’s employment, the Company would recommend that the Compensation Committee grant Ms. Angel an award of performance-based RSUs with an aggregate grant date fair value of $600,000 (the “PSU Grant”) pursuant to a Company equity incentive plan and an award agreement. The Compensation Committee approved the PSU Grant on the Grant Date on substantially the same terms and conditions (other than the number of shares subject to the award), including vesting conditions, as performance-based equity awards granted in 2022 to other non-CEO executives of the Company. Ms. Angel is eligible to receive additional equity awards pursuant to plans or arrangements the Company may have in effect from time to time determined in the discretion of the Board or the Compensation Committee and has generally received equity awards at the same time and on substantially the same terms and conditions (other than the number of shares subject to the award) as other non-CEO executives of the Company. Ms. Angel was not granted any additional equity awards in connection with her appointment as Chief Operating Officer.

Under the Employment Agreement, if the Company terminates Ms. Angel’s employment for a reason other than Cause

(as defined in the Employment Agreement), or she resigns from her employment for Good Reason (as defined in the Employment Agreement), then, in addition to earned but unpaid amounts, subject to Ms. Angel’s signing a release of claims agreement with the Company and her continued compliance with the terms of the Employment Agreement and a confidential information agreement entered into with the Company, she will receive as severance: (i) continuing payments of her base salary as in effect on the date of the termination during the period beginning with her termination through the six-month anniversary of her termination, plus an additional two months for each year of service at the Company at the time of the termination (the “Severance Period”); (ii) if such termination occurs before a Change in Control (as defined in the Employment Agreement), the immediate vesting of each of her then-outstanding equity awards as to the number of Shares subject to each equity award that otherwise would have vested had she remained an employee of the Company through the 12-month anniversary of her termination date; or, if such termination occurs upon or after a Change in Control, the immediate vesting as to 100% of each of her outstanding equity awards that both are outstanding as of the employment termination date and were granted at least 90 days before the applicable Change in Control; and (iii) reimbursement or direct payment, as determined by the Company, of certain continuing health care benefits for up to 12 months following her termination.

If Ms. Angel’s employment with the Company terminates due to her death or Disability (as defined in the Employment Agreement), then, in addition to earned but unpaid amounts, subject to Ms. Angel (or her estate’s) signing a release of claims agreement with the Company and her continued compliance with the Employment Agreement and a confidential information agreement entered into with the Company, each of her then-outstanding equity awards will immediately vest and she (or her estate) will receive certain continuing health care benefits during the Severance Period.

If a Change in Control occurs while Ms. Angel remains an employee of the Company, if she remains employed with the Company (or any successor or subsidiary thereof) as of the first day following the 12-month anniversary of the Change in Control, then 100% of any of Ms. Angel’s equity awards that both are outstanding as of such date and were granted to her at least 90 days before the Change in Control will vest at such time.

The Employment Agreement further provides that, if the severance payments and other benefits payable to Ms. Angel constitute “parachute payments” under Section 280G of the Internal Revenue Code of 1986, as amended, and would be subject to the applicable excise tax, then her severance and other benefits will either be delivered in full or delivered to such lesser extent that would result in no portion of such benefits being subject to the excise tax, whichever results in the receipt by her on an after-tax basis of the greatest amount of benefits.

Item 7.01 Regulation FD Disclosure.

On August 16, 2024, the Company issued a press release announcing the appointment of Ms. Angel. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 and in Item 9.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release issued by TrueCar, Inc., dated August 16, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 16, 2024		TRUECAR, INC.

	By:	/s/ Jeff Swart
Jeff Swart
EVP, General Counsel & Secretary